Exhibit 23.1

Independent Auditor’s Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-100176 and 333-100177 of Georgia-Carolina Bancshares, Inc. on Form S-8 of our report dated March 12, 2003, appearing in this Annual Report on Form 10-KSB of Georgia-Carolina Bancshares, Inc. for the year ended December 31, 2002.

/s/ Cherry, Bekaert & Holland, L.L.P.

Augusta, Georgia

March 26, 2003